CONSENT OF DOUGLAS L. BEAHM

The undersigned hereby consents to:

(i) the incorporation by reference into the Registration Statement on Form S-3 of Energy Fuels Inc. being filed with the United States Securities and Exchange Commission, and any amendments thereto (the "S-3"), of the written disclosure regarding (a) the technical report entitled "Sheep Mountain Uranium Project, Fremont County, Wyoming, USA, Updated Preliminary Feasibility Study, National Instrument 43-101 Technical Report, Amended and Restated" dated  February 28, 2020 and any additional technical disclosure pertaining to such property, (b) the technical report entitled "Nichols Ranch Uranium Project, 43-101 Technical Report, Preliminary Economic Assessment" dated February 28, 2015, (c) the "Arkose Uranium Project, Mineral Resource and Exploration Target, 43-101 Technical Report" dated February 28, 2015, and (d) the "Alta Mesa Uranium Project, Alta Mesa and Mesteña Grande Mineral Resources and Exploration Target, Technical Report National Instrument 43-101", dated July 19, 2016; and

(ii) the use of my name in the S-3.

/s/ Douglas L. Beahm
Douglas L. Beahm, P.E., P.G.

Date: February 26, 2021